Exhibit 99.1

Cerecor Inc. Announces Proposed Public Offering of Common Stock
ROCKVILLE, MD, June 8, 2020 – Cerecor Inc. (Nasdaq: CERC), a biopharmaceutical company focused on becoming a leader in development and commercialization of treatments for rare pediatric and orphan diseases, announced today that it intends to offer for sale shares of its common stock in an underwritten public offering. Cerecor intends to grant the underwriters a 30-day option to purchase additional shares of its common stock sold in the offering, to cover over-allotments in the sales of the shares, if any. All of the shares of common stock will be offered by Cerecor. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Oppenheimer & Co. Inc. is acting as the sole book-running manager for the offering.

Cerecor intends to use the net proceeds of the offering for general corporate purposes and working capital, primarily to support the ongoing clinical development of key assets within its pipeline and for general and administrative expenses.

This offering by Cerecor is being made pursuant to an effective shelf registration statement on Form S-3 (File No. 333-233978), previously filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 27, 2019 and declared effective on October 24, 2019, and the accompanying prospectus contained therein. The offering of the shares of common stock will be made by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. A preliminary prospectus supplement and the accompanying prospectus relating to and describing the terms of the offering will be filed with the SEC, and will be available on the SEC’s website at http://www.sec.gov or by contacting Oppenheimer & Co. Inc. at 85 Broad Street, 26th Floor, New York, NY 10004, Attention: Equity Syndicate Prospectus Department, by e-mail at equityprospectus@opco.com or by calling (212) 667-8055.

Before investing in the offering, you should read in their entirety the preliminary prospectus supplement and the accompanying prospectus and the other documents that Cerecor has filed with the SEC that are incorporated by reference in the preliminary prospectus supplement and the accompanying prospectus, which provide more information about Cerecor and the offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Cerecor Inc.

Cerecor is a biopharmaceutical company focused on becoming a leader in development and commercialization of treatments for rare pediatric and orphan diseases. The Company is advancing an emerging clinical-stage pipeline of innovative therapies. The Company’s pediatric rare disease pipeline is led by CERC-801, CERC-802 and CERC-803 (“CERC-800 programs”), which are therapies for inborn errors of metabolism, specifically disorders known as Congenital Disorders of Glycosylation (”CDGs”). The FDA granted Rare Pediatric Disease Designation and Orphan Drug Designation (“ODD”) to all three CERC-800 programs, thus potentially qualifying the Company to receive a Priority Review Voucher (“PRV”) upon approval of a new drug application (“NDA”). The Company is also developing CERC-002, CERC-006 and CERC-007. CERC-002 is an anti-LIGHT monoclonal antibody being developed for the treatment of COVID-19 ARDS and Pediatric-onset Crohn’s Disease. CERC-006 is a dual mTOR inhibitor being developed for the treatment of complex Lymphatic Malformations. CERC-007 is an anti-IL-18 monoclonal antibody being developed for the treatment of autoimmune inflammatory diseases such as Adult Onset Stills Disease (“AOSD”) and Multiple Myeloma (“MM”).

For more information about Cerecor, please visit www.cerecor.com.

Forward-Looking Statements

This press release may include forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to significant risks and uncertainties that are subject to change based on various factors (many of which are beyond Cerecor’s control), which could cause actual results to differ from the forward-looking statements. Such statements may include, without limitation, statements with respect to Cerecor’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “might,” “will,” “could,” “would,” “should,” “continue,” “seeks,” “aims,” “predicts,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential,” or similar expressions (including their use in the negative), or by discussions of future matters such as: the completion of the public offering, the development of product candidates or products; timing and success of trial results and regulatory review; potential attributes and benefits of product candidates; and other statements that are not historical. These statements are based upon the current beliefs and expectations of Cerecor’s management but are subject to significant risks and uncertainties, including: drug development costs, timing and other risks, including reliance on investigators and enrollment of patients in clinical trials, which might be slowed by the COVID-19 pandemic; regulatory risks; Cerecor's cash position and the need for it to raise additional capital; general economic and market risks and uncertainties, including those caused by the COVID-19 pandemic; and those other risks detailed in Cerecor’s filings with the Securities and Exchange Commission. Actual results may differ from those set forth in the forward-looking statements. Except as required by applicable law, Cerecor expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Cerecor’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

For media and investor inquiries

James Harrell
Investor Relations
Chief Commercial Officer
Cerecor Inc.
jharrell@cerecor.com
623.439.2220 office